EXHIBIT 23.1


                             Independent Registered
                        Public Accounting Firm's Consent




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2004 relating to the financial statements of WindsorTech, Inc., which appears in WinsorTech, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2003.



/s/ Rubin, Brown, Gornstein & Co. LLP

Saint Louis, Missouri
October 19, 2004